UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2023

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)
UNITED INSURANCE HOLDINGS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.
On July 10, 2023, United Insurance Holdings Corp. (the "Company"), filed with the Secretary of the State of the State of Delaware a Second Certificate of Amendment of Certificate of Incorporation to change its corporate name from United Insurance Holdings Corp. to American Coastal Insurance Corporation, effective July 10, 2023. A copy of the Second Certificate of Amendment of Certificate of Incorporation is attached as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

In connection with the Company's name change, the Board of Directors amended the Company's by-laws to reflect the corporate name American Coastal Insurance Corporation, also effective on July 10, 2023. No other changes were made to the Company's bylaws. A copy of the First Amendment to the Amended and Restated Bylaws reflecting this amendment is attached as Exhibit 3.2 and is incorporated into this Item 5.03 by reference

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Certificate of Amendment of Certificate of Incorporation.

3.2	First Amendment to the Amended And Restated Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
July 14, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)